SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                            Fedders Corporation
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                (Name of Registrant as Specified in Its Charter)

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                      [Fedders Corporation Letterhead]

                                Fedders Corporation Westgate Corporate Center
                                                    505 Martinsville Road
                                                    P.O. Box 813
                                                    Liberty Corner, NJ  07938
                                                    Tel:  908-604-8686
                                                    Legal Fax:  908-604-8576


6 March 2002


                  Re:      Fedders Corporation
                           Recapitalization Plan
                           ---------------------

Dear Sir or Madam:

We are writing to advise you that we adjourned the annual meeting that was held February 26, 2002, to allow stockholders more time to vote on the proposed recapitalization plan. The adjourned meeting is scheduled for March 26, 2002

Seven of the eight proposals that must be approved by stockholders for the recapitalization plan to become effective were approved at the annual meeting. The eighth proposal is very close to approval, but we need your vote for it to pass.

As indicated in the proxy material, we strongly believe that the plan is in the best interest of all the stockholders. As a holder of common stock you will receive 1.1 shares, representing a 10% increase in your current holdings, of new common stock. This will provide you with a 10% dividend increase, assuming the dividend remains at its current level.

We urge you to consider management recommendations to vote FOR all proposals of the recapitalization plan. Please return the enclosed proxy card as soon as possible. If you wish to vote by telephone or electronically, please follow the instructions on the card. If you have any questions, please call Michael Giordano at 908-604-8686, extension 4265 or Kent Hansen at 908-604-8686, extension 4211.

Thank you for your consideration.

                                                       Sincerely,


                                                       /s/ Kent E. Hansen
                                                       Kent E. Hansen
                                                       Corporate Secretary

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